                                                                    Exhibit 2(g)



MALLESONS STEPHEN JAQUES

Lihir Gold Mortgage of Bullion Account

Dated 13 September 2005

Lihir Gold Limited ("MORTGAGOR")
ABN AMRO Australia Limited ("SECURITY TRUSTEE")

MALLESONS STEPHEN JAQUES
Level 60
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.mallesons.com
Re: YC: MYT: FVL: 0251284492

LIHIR GOLD MORTGAGE OF BULLION ACCOUNT

Contents

DETAILS                                                                           1
GENERAL TERMS                                                                     2

1       INTERPRETATION                                                            2
1.1     Terms defined in Security Trust Deed                                      2
1.2     Definitions                                                               2
1.3     Interpretation                                                            3

2       MORTGAGE                                                                  4
2.1     Mortgage of Bullion Account                                               4
2.2     Capacity of Mortgagor                                                     4
2.3     Consideration                                                             4
2.4     Release                                                                   4

3       DEALINGS - SUCH AS SELLING OR MORTGAGING                                  4
3.1     Security Trust Deed and clause 3.1 overriding                             4
3.2     Restricted dealings with any of the Secured Property                      4
3.3     Where the law allows for creation of Security Interest without consent    5

4       OTHER SECURITY INTERESTS                                                  5
4.1     Priority agreement                                                        5
4.2     Amount secured by other Security Interest                                 5
4.3     Obligations under other Security Interest                                 5
4.4     Security Trustee may rely on third party certificates                     5

5       INCOME                                                                    6
5.1     Before an Enforcement Date                                                6
5.2     After an Enforcement Date                                                 6
5.3     No obligation on Security Trustee                                         6

6       OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES                         6
6.1     Notice of Mortgage                                                        6

7       APPLICATION OF GOLD AND PAYMENTS                                          7
7.1     Payment, delivery and order of delivery or payment                        7
7.2     Suspense account                                                          7
7.3     Remaining Gold and money                                                  7
7.4     Credit from date of receipt                                               7

8       DEFAULT                                                                   7
8.1     Mortgagor to ensure no Event of Default                                   7
8.2     Security Trustee's powers on default                                      7
8.3     Notice to Depositee                                                       8
8.4     Order of enforcement                                                      8

9       EXCLUSION OF TIME PERIODS                                                 8
9.1     No notice required unless mandatory                                       8


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
9.2     Mandatory notice period                                                   8

10      RECEIVERS                                                                 9
10.1    Appointment at request or if unpaid Taxes                                 9
10.2    Terms of appointment of Receiver                                          9
10.3    More than one Receiver                                                    9
10.4    Receiver is Mortgagor's agent                                             9
10.5    Receiver's powers                                                        10

11      DISPOSAL OF THE SECURED PROPERTY IS FINAL                                12

12      POWER OF ATTORNEY                                                        12
12.1    Appointment                                                              12
12.2    Powers                                                                   12

13      REINSTATEMENT OF RIGHTS                                                  13

14      GENERAL                                                                  13
14.1    Prompt performance                                                       13
14.2    Consents                                                                 13
14.3    Certificates                                                             13
14.4    Set-off                                                                  13
14.5    Discretion in exercising rights                                          14
14.6    Partial exercising of rights                                             14
14.7    No liability for loss                                                    14
14.8    Confiict of interest                                                     14
14.9    Security Trustee or Receiver in possession                               14
14.10   Remedies cumulative                                                      14
14.11   Other Security Interests or judgments                                    14
14.12   Continuing security                                                      15
14.13   Indemnities                                                              15
14.14   Rights and obligations are unaffected                                    15
14.15   Inconsistent law                                                         15
14.16   Supervening legislation                                                  15
14.17   Time of the essence                                                      15
14.18   Variation and waiver                                                     15
14.19   Counterparts                                                             15

15      APPLICABLE LAW                                                           15

SCHEDULE 1 - NOTICE OF MORTGAGE (CLAUSE 6.1)                                     16

SIGNING PAGE                                                                     18


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LIHIR GOLD MORTGAGE OF BULLION ACCOUNT

Details

INTERPRETATION - definitions are in clause 1.

PARTIES        MORTGAGOR and SECURITY TRUSTEE
-------        ------------------------------
MORTGAGOR      Name      LIHIR GOLD LIMITED (Company No. 1-23423) incorporated
                         in Papua New Guinea

               ARBN      069 803 998

               Address   Level 7
                         Pacific Place
                         Cnr Champion Parade and Musgrave Street
                         Port Moresby
                         Papua New Guinea

               Fax       +67 5 986 4018

               Attention General Manager Financial and Commercial and Chief
                         Financial Officer

SECURITY       Name      ABN AMRO AUSTRALIA LIMITED
TRUSTEE
               ABN       78 000 862 797

               Address   Level 26, ABN AMRO Tower
                         88 Phillip Street
                         Sydney NSW 2000

               Fax       +61 2 9259 5499

               Attention Margaret Martin

DATE OF DEED   See Signing page


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LIHIR GOLD MORTGAGE OF BULLION ACCOUNT

General terms

1    INTERPRETATION

1.1  TERMS DEFINED IN SECURITY TRUST DEED

     A term which has a defined meaning in the Security Trust Deed has the same meaning when used in this deed unless it is expressly defined in this deed when the meaning in this deed prevails.

1.2  DEFINITIONS

     These meanings apply unless the contrary intention appears:

     ATTORNEY means each attorney appointed by the Mortgagor under clause 12 ("Power of attorney").

     BULLION ACCOUNT means, at any time, the unallocated metals account maintained by the Mortgagor with the Depositee as required by the Senior Finance Documents.

     DEPOSIT means at any time, the Mortgagor's right, title and interest in connection with the Bullion Account including its right, title and interest to:

     (a) delivery or re-delivery of any Gold credited to the Bullion Account on or after the date of this deed; and

     (b) delivery of Gold fees (if any) or payments of any amount in connection with the Bullion Account whether in the nature of interest or otherwise.

     A reference to the Deposit includes any part of it.

     DEPOSITEE means N M Rothschild & Sons (Australia) Limited ABN 32 008 458 366 or any bank or financial institution with whom the Mortgagor maintains the Bullion Account. A reference to Depositee includes its successors and assigns.

     DETAILS means the section of this deed headed "Details".

     MORTGAGOR means the person named in this deed as Mortgagor and includes the Mortgagor's successors and assigns. In the description of the Secured Obligations and the Secured Money it also refers to the Mortgagor as so defined, whether alone or jointly, or jointly and individually, and whether as a principal or as a surety.

     NOTICE OF MORTGAGE means a notice substantially in the form of schedule 1.

     PERMITTED SECURITY INTEREST means any Security Interest which the Mortgagor is permitted to grant under the terms of the Senior Finance Documents.


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     RECEIVER includes a receiver or receiver and manager.

     SECURED MONEY means, at any time, all amounts then due for payment or which will or may become due for payment or which remain unpaid, by the Mortgagor to a Beneficiary (for its own account or for the account of another person) in connection with the Finance Documents (including transactions in connection with them).

     Without limiting this definition, it includes amounts then due for payment or which will or may become due for payment or which remain unpaid to a Beneficiary in its capacity as an assignee because it has taken an assignment of a Finance Document or this deed itself, and whether or not:

     (a)  the Mortgagor was aware of the assignment or consented to it; or

     (b)  the assigned obligation was secured before the assignment; or

     (c) the assignment takes place before, at the same time as, or after this deed is executed.

     SECURED OBLIGATIONS means all obligations and liabilities of the Mortgagor to a Beneficiary (for its own account or for the account of another person) from time to time under, or by reason of any Finance Document and, without limiting the generality of the foregoing, includes any liabilities which:

     (a)  are unliquidated;

     (b)  are present, prospective or contingent;

     (c) are in existence before or come into existence after the date of this deed;

     (d) relate to the delivery of gold, the payment of money or the performance or omission of any act;

     (e)  sound in damages only; or

     (f)  accrue as a result of any Event of Default.

     SECURED PROPERTY means the Deposit located or having a situs or taken by any legislation to be located or have a situs in England. A reference to Secured Property includes any part of it.

     SECURITY TRUST DEED means the deed entitled "Lihir Gold Security Trust Deed" 22 November 2000, as amended from time to time, between the Mortgagor, the Security Trustee and others.

     SECURITY TRUSTEE means the person or persons so described in the Details as the Security Trustee and includes their successors and assigns.

1.3  INTERPRETATION

     Clause 1.2 of the Security Trust Deed applies to this deed as if the same has been incorporated in this deed, mutatis mutandis.


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2    MORTGAGE

2.1  MORTGAGE OF BULLION ACCOUNT

     The Mortgagor assigns all of the Secured Property to the Security Trustee by way of legal mortgage for the purpose of securing performance of the Secured Obligations and securing payment of the Secured Money.

2.2  CAPACITY OF MORTGAGOR

     The Mortgagor grants the mortgage set out in this clause 2 as beneficial owner.

2.3  CONSIDERATION

     The Mortgagor acknowledges giving this deed and incurring obligations and giving rights under this deed for valuable consideration received from the Beneficiaries.

2.4  RELEASE

     The Mortgagor may require the Security Trustee to reassign the Secured Property when there are no Secured Obligations and there is no Secured Money.

3    DEALINGS - SUCH AS SELLING OR MORTGAGING

3.1  SECURITY TRUST DEED AND CLAUSE 3.1 OVERRIDING

     If anything in this clause 3 is inconsistent with the Security Trust Deed or this clause 3.1, the Security Trust Deed and this clause 3.1 prevails to the extent of the inconsistency. The Mortgagor may only deal with the Bullion Account in accordance with the terms of the other Senior Finance Documents. If no Senior Finance Document requires the Borrower to deal with the Bullion Account in any particular manner, the Borrower may deal with the Bullion Account in the ordinary course of its business.

3.2  RESTRICTED DEALINGS WITH ANY OF THE SECURED PROPERTY

     Without the consent of the Security Trustee or unless otherwise permitted by the Security Trust Deed, the Mortgagor may not, and may not agree to, do any of the following:

     (a)  sell or dispose of the Secured Property;

     (b) create or allow to exist another Security Interest in connection with the Secured Property, other than any Permitted Security Interest;

     (c) cause or permit the operating procedures of the Bullion Account to be varied, repudiated, rescinded, terminated or rendered void, voidable or unenforceable;

     (d) waive any of the Mortgagor's rights or release the Depositee from its obligations in connection with the Secured Property;


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     (e)  abandon, settle, compromise or discontinue or become nonsuited in respect of proceedings against any person (other than the Mortgagee) in connection with the Secured Property;

     (f) deal in any way with this deed or any interest in it, or allow any interest in it to arise or be varied,

     in the case of paragraphs (c), (d), (e) and (f) above, where to do so would have a Material Adverse Effect.

3.3  WHERE THE LAW ALLOWS FOR CREATION OF SECURITY INTEREST WITHOUT CONSENT

     If a law entitles the Mortgagor to create another Security Interest in connection with the Secured Property without the consent of the Security Trustee, this clause 3 does not operate to require the Mortgagor to obtain the Security Trustee's consent before creating that other Security Interest. However:

     (a) if the Mortgagor intends to create another Security Interest, it agrees to notify the Security Trustee at least seven days before it proposes to do so; and

     (b) if the Security Trustee requests an agreement under clause 4.1 ("Priority agreement") and the Mortgagor has not complied with that request by the time the Security Interest is created, no Beneficiary need make funds available under any Finance Document.

4    OTHER SECURITY INTERESTS

4.1  PRIORITY AGREEMENT

     If the Security Trustee asks, the Mortgagor agrees to obtain an agreement acceptable to the Security Trustee regulating priority between this deed and any other Security Interest in connection with the Secured Property.

4.2  AMOUNT SECURED BY OTHER SECURITY INTEREST

     The Mortgagor agrees to ensure that the amount secured under any other Security Interest in connection with the Secured Property is not increased without the Security Trustee's consent unless it would still remain a Permitted Security Interest after such increase.

4.3  OBLIGATIONS UNDER OTHER SECURITY INTEREST

     The Mortgagor agrees to comply with all obligations under any other Security Interest in connection with the Secured Property.

4.4  SECURITY TRUSTEE MAY RELY ON THIRD PARTY CERTIFICATES

     The Security Trustee may rely on a certificate from any other person with a Security Interest in connection with the Secured Property as to the amount that is owed to that other person.


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5    INCOME

5.1  BEFORE AN ENFORCEMENT DATE

     Until an Enforcement Date occurs, the Mortgagor is entitled to retain all income (including interest paid on the Deposit) in respect of the Secured Property.

5.2  AFTER AN ENFORCEMENT DATE

     If an Enforcement Date occurs, then all rights of the Mortgagor under clause 5.1 ("Before an Enforcement Date") immediately cease and the Mortgagor agrees to procure that all income in respect of the Secured Property is paid directly to the Security Trustee.

5.3  NO OBLIGATION ON SECURITY TRUSTEE

     The Security Trustee need not:

     (a) do anything to obtain payment of any income in respect of the Secured Property; or

     (b)  exercise rights in respect of the Secured Property; or

     (c)  sell the Secured Property;

     even if it has reason to believe that the value of the Secured Property may fall. The Security Trustee is not responsible for loss as a result of such a failure to act or delay in so acting.

6    OBLIGATIONS TO DEPOSIT DOCUMENTS AND GIVE NOTICES

6.1  NOTICE OF MORTGAGE

     The Mortgagor agrees to:

     (a) immediately after executing this deed execute and give a Notice of Mortgage to the Depositee in the form set out in schedule 1;

     (b) procure that the Depositee delivers to the Security Trustee a copy of the Notice of Mortgage with the endorsement signed on behalf of the Depositee within seven days of the date of this deed; and

     (c) ensure that at least two Authorised Officers of the Security Trustee nominated by the Security Trustee (by written notification to the Mortgagor) are named as authorised signatories to the Bullion Account. For avoidance of doubt, these Authorised Officers may only take control of the Bullion Account pursuant to the terms of any Senior Finance Document or if none, as from an Enforcement Date.


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7    APPLICATION OF GOLD AND PAYMENTS

7.1  PAYMENT, DELIVERY AND ORDER OF DELIVERY OR PAYMENT

     The Mortgagor agrees to perform the Secured Obligations (including the obligation to deliver Gold) and to pay the Secured Money to the Security Trustee pursuant to clause 2 of the Security Trust Deed. The Security Trustee must use Gold or money received under this deed towards satisfaction of the Secured Obligations or payment of the Secured Money in accordance with the Security Trust Deed.

7.2  SUSPENSE ACCOUNT

     The Security Trustee may place in a suspense account (including a bullion account), any Gold or payment it receives from the Mortgagor for as long as it considers prudent and need not apply it towards satisfying the Secured Obligations or the Secured Money.

7.3  REMAINING GOLD AND MONEY

     The Security Trustee agrees to pay any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid either to the Mortgagor (which the Security Trustee may do by delivering or paying it into an account (including a bullion account) in the Mortgagor's name) or to another person entitled to it (such as another person with a Security Interest in connection with the Secured Property). In doing so, it does not incur any liability to the Mortgagor. In particular, the Security Trustee may pay it to a person whom the Security Trustee considers on reasonable grounds has a subsequent registered or unregistered Security Interest. The Security Trustee does not pay the Mortgagor interest on any Gold or money remaining after the Secured Obligations have been satisfied and the Secured Money is paid.

7.4  CREDIT FROM DATE OF RECEIPT

     The Mortgagor is only credited with Gold or money from the date the Security Trustee actually receives it (including, where the Security Trustee has appointed a Receiver, the date the Receiver delivers Gold or pays money to the Security Trustee).

8    DEFAULT

8.1  MORTGAGOR TO ENSURE NO EVENT OF DEFAULT

     The Mortgagor agrees to ensure that there is no Event of Default or Potential Event of Default.

8.2  SECURITY TRUSTEE'S POWERS ON DEFAULT

     If an Event of Default subsists, the Security Trustee (acting pursuant to the Security Trust Deed) may do one or more of the following in addition to anything else the law allows the Security Trustee to do as mortgagee:

     (a)  sue the Mortgagor for the Secured Money;


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     (b)  bring an action again the Mortgagor for performance of the Secured
          Obligations;

     (c)  appoint one or more Receivers; and

     (d) anything that a Receiver could do under clause 10.5 ("Receiver's powers").

8.3  NOTICE TO DEPOSITEE

     If an Enforcement Date occurs, the Security Trustee may give notice to the Depositee that the Security Trustee may operate the Bullion Account in accordance with clause 10.5(b)-(d) ("Receiver's powers"). If this notice is given, the Mortgagor agrees that the Depositee:

     (a) need not enquire whether the Security Trustee is in fact entitled to give such a notice; and

     (b) is directed by the Mortgagor to act in accordance with the notice without reference to the Mortgagor.

     The Mortgagor acknowledges that the direction in paragraph (b) cannot be revoked or varied by the Mortgagor except with the consent of the Security Trustee.

8.4  ORDER OF ENFORCEMENT

     The Security Trustee may enforce this deed before it enforces other rights or remedies:

     (a)  against any other person; or

     (b)  under another document, such as another Security Interest.

     If the Security Trustee has more than one Security Interest, it may enforce them in any order it chooses.

9    EXCLUSION OF TIME PERIODS

9.1  NO NOTICE REQUIRED UNLESS MANDATORY

     The Security Trustee, any Beneficiary or any Receiver need not give the Mortgagor any notice or demand or allow time to elapse before exercising a right under this deed or conferred by law (including a right to sell) unless the notice, demand or lapse of time is required by law and cannot be excluded.

9.2  MANDATORY NOTICE PERIOD

     If the law requires that a period of notice must be given or a lapse of time must occur or be permitted before a right under this deed or conferred by law may be exercised, then:


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     (a)  when a period of notice or lapse of time is mandatory, that period of notice must be given or that lapse of time must occur or be permitted by the Security Trustee; or

     (b) when the law provides that a period of notice or lapse of time may be stipulated or fixed by this deed, then one day is stipulated and fixed as that period of notice or lapse of time including, if applicable, as the period of notice or lapse of time during which:

          (i) an Event of Default must continue before a notice is given or requirement otherwise made for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed; and

          (ii) a notice or request for performance of the Secured Obligations, payment of the Secured Money or the observance of other obligations under this deed must remain not complied with before the Security Trustee, relevant Beneficiary or a Receiver may exercise rights.

10   RECEIVERS

10.1 APPOINTMENT AT REQUEST OR IF UNPAID TAXES

     In addition to its powers under clause 8.2 ("Security Trustee's powers on default"), the Security Trustee may appoint a Receiver if the directors of the Mortgagor request it to do so.

10.2 TERMS OF APPOINTMENT OF RECEIVER

     In exercising its power to appoint a Receiver, the Security Trustee may:

     (a) appoint a Receiver to all or any part of the Secured Property or its income; and

     (b) set a Receiver's remuneration at any figure the Security Trustee determines appropriate, remove a Receiver and appoint a new or additional Receiver.

10.3 MORE THAN ONE RECEIVER

     If the Security Trustee appoints more than one Receiver, the Security Trustee may specify whether they may act individually or jointly.

10.4 RECEIVER IS MORTGAGOR'S AGENT

     Any Receiver appointed under this deed is the Mortgagor's agent unless the Security Trustee notifies the Mortgagor that the Receiver is to act as the Security Trustee's agent. The Mortgagor is solely responsible for anything done, or not done, by a Receiver and for the Receiver's remuneration and Costs.


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10.5 RECEIVER'S POWERS

     In addition to powers conferred by other provisions of this deed, by statute or by the terms of appointment, the Receiver may do one or more of the following unless they are specifically excluded by the terms of appointment at the time, in the manner and on terms (in addition to any terms expressly specified below) which the Receiver thinks fit (and the Security Trustee may vary these powers at any time by notice given to the Mortgagor and the Receiver):

     (a) enter, take possession of, have access to and make use of the Secured Property as often as the Receiver deems expedient;

     (b) operate the Bullion Account without any requirement for a signature by or for the Mortgagor;

     (c) if the Bullion Account is not at call, negotiate with the Depositee and do all things necessary or desirable to obtain immediate delivery of the Gold without being responsible for any resultant loss;

     (d) sell, factor or discount or agree to do any of them in respect of the Bullion Account on any terms and do anything necessary or desirable to complete any sale, factoring or discounting which the Security Trustee considers desirable;

     (e)  receive profits derived from the Secured Property;

     (f) exercise the rights, powers and remedies of the Mortgagor over, in connection with or comprising part of the Secured Property;

     (g)  manage the Secured Property;

     (h)  carry on any business or pursuit within the powers of the Mortgagor;

     (i) subject to obligations imposed by law, sell or agree to sell the Secured Property on any terms, including, without limitation, the following:

          (i) the sale may take place whether or not the Receiver has taken possession of the Secured Property;

          (ii) the sale may be by public auction, private treaty or by tender;

          (iii) the sale may be in one lot or in parcels, and with or without special provisions about title, or time, or mode of payment of purchase money, or otherwise;

          (iv) allow the purchase money to remain secured by a mortgage or charge of the property sold, or secured by other security, or without security, and on any other terms, without being responsible for any resultant loss;

          (v) enter into, rescind or vary a contract for sale, and resell without being responsible for loss, and execute assurances of


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               the Secured Property in the name and on behalf of the Mortgagor or otherwise;

          (vi) do anything to complete any sale which the Receiver considers desirable, and set aside from the proceeds of sale the amount which the Receiver considers desirable to meet future claims until the possibility of claims being made is ended;

     (j) obtain the benefit of any agreement entered into by the Mortgagor (including, without limitation, by specific performance), whether or not the agreement is entered into in the exercise of the rights, powers and remedies conferred by this deed;

     (k) institute, conduct, defend, submit to arbitration, settle, compromise or defer in the name of the Mortgagor or otherwise on any terms, any proceeding, claim, question or dispute in connection with the Secured Property or this deed and execute releases or other discharges in connection with them;

     (l)  call and get in unpaid capital in the Mortgagor;

     (m) delegate the Receiver's powers including this power of delegation to any person for any period;

     (n)  surrender or transfer the Secured Property to any person;

     (o) exchange the Secured Property with a person for an interest in other property of any tenure (with or without giving or receiving other consideration). The property so acquired may be dealt with by the Receiver as if it were part of the Secured Property and the Receiver may grant a Security Interest over that property for the performance of the Secured Obligations and the payment of the Secured Money;

     (p) do anything which should have been done by the Mortgagor under this deed but which has not been done or which the Receiver considers has not been done properly;

     (q) borrow or raise from the Security Trustee or from another person, in the name and on behalf of the Mortgagor or otherwise, money required from time to time for any of the purposes mentioned in this clause 10 and do any ancillary act (including, without limitation, draw, accept or endorse bills of exchange). Neither the Security Trustee nor any other person providing accommodation to the Receiver need enquire about the necessity or propriety of a borrowing or raising or is to be responsible for the misapplication or non-application of money borrowed or raised;

     (r) secure money borrowed or raised by Security Interests over the Secured Property so that the Security Interests rank in priority to, equally with, or after this deed;

     (s) employ or engage persons (including, without limitation, employees of the Receiver and consultants and professional advisers) in


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          connection with the powers conferred on the Receiver by this clause
          10;

     (t) do or cause to be done anything to protect the priority of this deed, to protect the Mortgagor's or the Security Trustee's estate or interest in the Secured Property, to enforce this deed, to satisfy the performance of the Secured Obligations or recover the Secured Money or to protect or enhance the Secured Property; or

     (u) expend money or incur liabilities in exercising the powers conferred on the Receiver by this clause 10.

11   DISPOSAL OF THE SECURED PROPERTY IS FINAL

     The Mortgagor agrees that if the Security Trustee or a Receiver sells or otherwise disposes of the Secured Property:

     (a) the Mortgagor will not challenge the acquirer's right to acquire the Secured Property (including on the ground that the Security Trustee or the Receiver was not entitled to dispose of the Secured Property or that the Mortgagor did not receive notice of the intended disposal) and the Mortgagor will not seek to reclaim that property; and

     (b) the person who acquires the Secured Property need not check whether the Security Trustee or the Receiver has the right to dispose of the Secured Property or whether the Security Trustee or the Receiver exercises that right properly.

12   POWER OF ATTORNEY

12.1 APPOINTMENT

     The Mortgagor irrevocably appoints the Security Trustee, each Authorised Officer of the Security Trustee, and each Receiver individually as the Mortgagor's attorney and agrees to ratify anything an Attorney does under clause 12.2 ("Powers").

12.2 POWERS

     If an Event of Default subsists, an Attorney may:

     (a) do anything which the Mortgagor can lawfully authorise an attorney to do in connection with this deed or the Secured Property or which the Attorney believes is expedient to give effect to any of the Security Trustee's or a Receiver's rights (these things may be done in the Mortgagor's name or the Attorney's name, and they include signing and delivering documents, transferring, selling or leasing the Secured Property, and starting, conducting and defending legal proceedings); and

     (b)  delegate their powers (including this power) and revoke a delegation;
          and


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     (c)  exercise their powers even if this involves a conflict of duty or they have a personal interest in doing so.

13   REINSTATEMENT OF RIGHTS

     Under law relating to Insolvency, a person may claim that a transaction (including a payment) in connection with the Secured Obligations or the Secured Money is void or voidable. If a claim is made and upheld, conceded or compromised, then:

     (a) the Security Trustee is immediately entitled as against the Mortgagor to the rights in respect of the Secured Obligations and the Secured Money to which it was entitled immediately before the transaction; and

     (b) on request from the Security Trustee, the Mortgagor agrees to do anything (including signing any document) to restore to the Security Trustee any Security Interest (including this deed) it held from the Mortgagor immediately before the transaction.

14   GENERAL

14.1 PROMPT PERFORMANCE

     Subject to clause 14.17 ("Time of the essence"):

     (a) if this deed specifies when the Mortgagor agrees to perform an obligation, the Mortgagor agrees to perform it by the time specified; and

     (b)  the Mortgagor agrees to perform all other obligations promptly.

14.2 CONSENTS

     The Mortgagor agrees to comply with all conditions in any consent the Security Trustee gives in connection with this deed.

14.3 CERTIFICATES

     The Security Trustee may give the Mortgagor a certificate about an amount payable or other matter in connection with this deed. The certificate is sufficient evidence of the amount or matter, unless it is proved to be incorrect.

14.4 SET-OFF

     At any time after an Enforcement Date occurs, the Security Trustee may set off any amount due for payment by the Security Trustee to the Mortgagor against any amount due for payment by the Mortgagor to the Security Trustee under this deed.


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14.5 DISCRETION IN EXERCISING RIGHTS

     The Security Trustee or a Receiver may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this deed expressly states otherwise.

14.6 PARTIAL EXERCISING OF RIGHTS

     If the Security Trustee or a Receiver does not exercise a right or remedy fully or at a given time, the Security Trustee or the Receiver may still exercise it later.

14.7 NO LIABILITY FOR LOSS

     Neither the Security Trustee nor a Receiver is liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy.

14.8 CONFLICT OF INTEREST

     The Security Trustee's and any Receiver's rights and remedies under this deed may be exercised even if this involves a conflict of duty or the Security Trustee or Receiver has a personal interest in their exercise.

14.9 SECURITY TRUSTEE OR RECEIVER IN POSSESSION

     If the Security Trustee exercises any right under this deed or at law to enter or take possession of the Secured Property, it:

     (a) has complete and unfettered discretion as to how the Secured Property is managed; and

     (b)  is liable to account only for profits actually received by it.

     The same applies to any Receiver when acting as agent of the Security Trustee.

14.10 REMEDIES CUMULATIVE

     The rights and remedies of the Security Trustee or a Receiver under this deed are in addition to other rights and remedies given by law independently of this deed.

14.11 OTHER SECURITY INTERESTS OR JUDGMENTS

     This deed does not merge with or adversely affect, and is not adversely affected by, any of the following:

     (a) any Security Interest or other right or remedy to which the Security Trustee is entitled; or

     (b) a judgment which the Security Trustee obtains against the Mortgagor in connection with the Secured Obligations or the Secured Money.

     The Security Trustee may still exercise its rights under this deed as well as under the judgment, other Security Interest or the right or remedy.


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14.12 CONTINUING SECURITY

     This deed is a continuing security despite any intervening payment, settlement or other thing until the Security Trustee releases the Secured Property from this deed.

14.13 INDEMNITIES

     The indemnities in this deed are continuing obligations, independent of the Mortgagor's other obligations under this deed and continue after this deed ends. It is not necessary for the Security Trustee to incur expense or make payment before enforcing a right of indemnity under this deed.

14.14 RIGHTS AND OBLIGATIONS ARE UNAFFECTED

     Rights given to the Security Trustee and any Receiver under this deed and the Mortgagor's liabilities under it are not affected by anything which might otherwise affect them at law.

14.15 INCONSISTENT LAW

     To the extent permitted by law, this deed prevails to the extent it is inconsistent with any law.

14.16 SUPERVENING LEGISLATION

     Any present or future legislation which operates to vary the obligations of the Mortgagor in connection with this deed with the result that the Security Trustee's rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

14.17 TIME OF THE ESSENCE

     Time is of the essence in this deed in respect of an obligation of the Mortgagor to pay money or perform the Secured Obligations.

14.18 VARIATION AND WAIVER

     Unless this deed expressly states otherwise, a provision of this deed, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

14.19 COUNTERPARTS

     This deed may consist of a number of copies, each signed by one or more parties to the mortgage. If so, the signed copies are treated as making up the one document.

15   APPLICABLE LAW

     This deed is governed by the law in force in the England. The Mortgagor submits to the non-exclusive jurisdiction of the courts of that place.

EXECUTED as a deed


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                               12 September 2005

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LIHIR GOLD MORTGAGE OF BULLION ACCOUNT

Schedule 1 - Notice of Mortgage (Clause 6.1)

To: [Name and address of Depositee]

                      LIHIR GOLD LIMITED - BULLION ACCOUNT

We have agreed with ABN AMRO AUSTRALIA LIMITED ("MORTGAGEE") to deliver to you bullion to be credited to the following bullion account ("BULLION ACCOUNT"):

[Details of Bullion Account]
Account number: _______________________
Account name: _________________________
Branch: _______________________________

WE GIVE YOU NOTICE AS FOLLOWS:

1.   MORTGAGE

     By a mortgage dated [_____] and made between us and ABN AMRO AUSTRALIA LIMITED ("DEED"), we have assigned to the Mortgagee as security for the performance of certain obligations and the payment of certain money to the Mortgagee our right, title and interest at any time in connection with the Bullion Account including, our right, title and interest to:

     (a) delivery or re-delivery of any bullion credited to the Bullion Account on or after the date of the Deed; and

     (b) delivery of bullion fees (if any) or payments of any amount in connection with the Bullion Account whether in the nature of interest or otherwise on or after the date of the Deed (whether or not credited to the Bullion Account).

2.   SIGNATORIES

     We have agreed with the Mortgagee that, in certain circumstances, the Mortgagee may give you a notice which states that the Bullion Account may be operated only by [_____] or [_____] as the persons representing the Mortgagee.

     If you receive such a notice from the Mortgagee you are directed by us to act in accordance with the notice without reference to us and you need not enquire whether the Mortgagee is in fact entitled to give such a notice.

3.   REVOCATION OR VARIATION OF THIS NOTICE

     The directions contained in this notice cannot be revoked or varied by us except with the written consent of the Mortgagee.


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                               12 September 2005

For

LIHIR GOLD LIMITED

________________________
Dated

The terms of the notice set out above are confirmed by the Security Trustee

For

ABN AMRO AUSTRALIA LIMITED
AS SECURITY TRUSTEE UNDER THE LIHIR GOLD SECURITY TRUST

________________________
Dated

TO: ABN AMRO AUSTRALIA LIMITED
    AS SECURITY TRUSTEE UNDER THE LIHIR GOLD SECURITY TRUST

We acknowledge that:

(a)  we have received the notice set out above;

(b) we consent to the Deed and the accounting operating procedures referred to in this notice;

(c) we have not received notice of any right, title or interest in connection with the Bullion Account, other than that of you and the Mortgagor as contemplated by this notice.

For

________________________
Dated


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                               12 September 2005

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LIHIR GOLD MORTGAGE OF BULLION ACCOUNT

Signing page

DATED: 13 September 2005

MORTGAGOR

SIGNED SEALED AND                    )
DELIVERED by                         )
PAUL FULTON                          )
as attorney for LIHIR GOLD           )
LIMITED under power of attorney      )
dated 8 SEPTEMBER 2005               )
in the presence of:                  )
                                     )
                                     )
/s/ Arlene Colquhoun                 )  /s/ Paul Fulton
-------------------------------------)  ----------------------------------------
Signature of witness                 )  By executing this deed the attorney
                                     )  states that the attorney has received
ARLENE COLQUHOUN                     )  no notice of revocation of the power
Name of witness (block letters)      )  of attorney


SECURITY TRUSTEE

SIGNED SEALED AND                    )
DELIVERED by                         )
ERWIN ELSTERMANN                     )
as attorney for ABN AMRO             )
AUSTRALIA LIMITED under              )
power of attorney dated              )
12 SEPTEMBER 2005                    )
in the presence of:                  )
                                     )
                                     )
/s/ Charles Dousett                  )  /s/ Erwin Elstermann
-------------------------------------)  ----------------------------------------
Signature of witness                 )  By executing this deed the attorney
                                     )  states that the attorney has received
CHARLES DOUSETT                      )  no notice of revocation of the power
Name of witness (block letters)      )  of attorney


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